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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                                  HIV-VAC, INC.
             (Exact name of registrant as specified in its charter)

NEVADA                                       86-0876846
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

12 Harben Court, Collingwood, Ontario       L9Y 4L8
(Address of Principal Executive Offices)    (Zip Code)

                              CONSULTING AGREEMENTS
                            (Full title of the plan)

                              Incorp Services Inc.
                              --------------------
                     (Name and address of agent for service)


  3675 Pecos-McLeod, Suite 1400, Las Vegas, Nevada, 89121-3881 tel 702-866-2500
  -----------------------------------------------------------------------------
          Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

------------------- -------------- -------------------- -------------------- ------------------
Title of                           Proposed Maximum     Proposed Maximum
Securities to be    Amount to be   Offering Price per   Aggregate Offering   Amount of
Registered          Registered     Share (1)(2)         Price                Registration Fee
------------------- -------------- -------------------- -------------------- ------------------
Shares of common    1,150,000      $0.23                $264,500             $24.33
stock ($0.001 par
value)
------------------- -------------- -------------------- -------------------- ------------------
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(1) Pursuant to Rule 457,  estimated  solely for the purpose of calculating  the registration fee.
(2) Based on the  average  of the  closing  bid and ask  prices per share of the common stock as quoted on the NASD  Over-the-Counter  Bulletin  Board on October
22, 2002.

Part I Information Required in the Section 10(a) Prospectus

In accordance with the instructional Note to Part 1 of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part 1 of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Consulting Agreements.


Part II Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement:

(a) The Registrant's annual and quarterly reports, and all amendments thereto, as filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 since January 15, 2002;

(b) The Registrant's current reports on Form 8-K and 8-K/A filed on September 13 and October 1, 2002;

(c) The description of the Registrant's common stock as contained in the Registration Statement on Form 8-K12G3/A; and

(d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities and Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document or incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. All information in this Registration Statement is qualified in its entirety by the information and financial statements (including the notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

Item 4. Description of Securities.

The common shares being offered hereunder have been registered under the Securities and Exchange Act of 1934, as amended.


Item 5. Interests of Named Experts and Counsel.

None.


Item 6. Indemnification of Directors and Officers.

The Nevada Business Corporation Act (the "NBCA") including sections 78.751 and 78.7502, permits, in general, a Nevada corporation to indemnify any person who was or is a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in connection with such proceeding including the estimated expenses of litigating the proceeding to conclusion and the expenses, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. The Act permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. The Act provides that the indemnification and advancement of expense provisions contained in the NBCA shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

The Company's Certificate of Incorporation provides, in general, that the Company shall indemnify, to the fullest extent permitted by The Act, any officer or director or any former officer or director.

There is no litigation pending, and neither the registrant nor any of its directors know of any threatened litigation, which might result in a claim for indemnification by any director or officer.


Item 7. Exemption from Registration Claimed.

N/A

Item 8. Exhibits.

Number   Description of Exhibit
------   ----------------------

99.1     Debt   Settlement   Agreement   between   Company  and  Sheldon   Cohen
         (Consultant)
99.2     Debt   Settlement   Agreement   between   Company  and  Irwin  Rapoport
         (Consultant)
99.3     Debt Settlement Agreement between Company and Lina Fedko (Consultant)
99.4     Debt Settlement Agreement between Company and Cliff Bodden (Consultant)
99.5     Opinion of Anslow & Jacklin LLP, counsel to the Company
99.6 Consent of DiRocco and Dombrow, P.A, /SF Partnership LLP, Auditors to the Company


Item 9. Undertakings.

1. The Company hereby undertakes:

(a) To file, during any period in which the Company offers or sells securities, a post-effective amendment(s) to this registration statement:

            (1) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (2) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

            (3) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(a)(1) and 1(a)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(b) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(c) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   Signatures

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vaughan in the Province of Ontario on October 23, 2002.
                                                     HIV-VAC, INC.

                                            By:     /s/ Kevin Murray
                                                    ----------------------
                                                    Kevin Murray
                                                    President/Director


                                            By:     /s/ Sally Del Principe
                                                    ----------------------
                                                    Sally Del Principe, Director
                                                    Principal Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                     Title                             Date
---------                     -----                             ----

/s/ Kevin Murray
-----------------------
Kevin Murray                  President/Principal Executive     October 23, 2002
                              Officer/Director

/s/ Sally Del Prinicipe
-----------------------
Sally Del Prinicipe           Principal Financial Officer       October 23, 2002
                              Director